EXHIBIT 5.1

                               September 24, 1998



Integrated Device Technology, Inc.
2975 Stender Way
Santa Clara, CA  95054

Gentlemen/Ladies:

         At your request, I, your General Counsel, have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about September 25, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,950,000 shares of your Common Stock, $.001 par value (the "Stock"), subject to issuance by you upon the exercise of stock options granted or to be granted by your under your 1997 Stock Option Plan (the "1997 Option Plan") and purchase rights granted or to be granted by you under your 1984 Employee Stock Purchase Plan (the "1984 Purchase Plan").

         It is my opinion that the 3,950,000 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the 1997 Option Plan and purchase rights granted or to be granted under the 1984 Purchase Plan, when issued and sold in accordance with the applicable plan and, where applicable, stock option agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                        Very truly yours,

                                        /s/ Jack Menache
                                        Jack Menache,
                                        Vice President, General Counsel and
                                        Secretary Integrated Device Technology,
                                        Inc.